EXHIBIT 3-C

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                             ARTICLES OF CORRECTION

      The following information is submitted pursuant to Section 33-1-240 of the 1976 South Carolina Code, as amended:

1. The name of the corporation is Public Service Company of North Carolina Incorporated.


2. That on February 10, 2000, the corporation filed (fill out whichever is applicable):


    (a) |XX|  The following described document: Articles of Amendment dated
                   February 9, 2000.


    (b) |  |  The attached document  (attach copy of the document).


3.  That this document was incorrect in the following manner:

    A comma was omitted in the new name of the corporation.

4. That the incorrect matters stated in Paragraph 3 should be revised as follows:

    "The name of the corporation is Public Service Company of North
          Carolina, Incorporated."



                                            PUBLIC SERVICE COMPANY OF
                                             NORTH CAROLINA, INCORPORATED



Date:  February 11, 2000                     By:s/Lynn M. Williams
                                             ----------------------------
                                             Secretary


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